EXHIBIT 10.90








                    GUARANTY OF AGRO POWER DEVELOPMENT, INC.


                                       to


                              CONSTRUCTION LENDERS,


                                  TERM LENDERS,


                                       and


                             LINE OF CREDIT LENDERS

                                TABLE OF CONTENTS

R E C I T A L S .............................................................1

A G R E E M E N T S .........................................................2

1. Defined Terms ............................................................3

    1.1 Affiliate ...........................................................3

    1.2 Agent ...............................................................3

    1.3 Closing Date ........................................................3

    1.4 CoBank ..............................................................3

    1.5 CoBank ..............................................................3

    1.6 Compliance Certificate ..............................................3

    1.7 Construction Agent ..................................................3

    1.8 Construction Lender .................................................3

    1.9 Construction Loan Document ..........................................3

    1.10 Current Asset ......................................................4

    1.11 Environmental Laws .................................................4

    1.12 Environmental Regulations ..........................................4

    1.13 Equity .............................................................4

    1.14 Excess Cash Flow ...................................................4

    1.15 Fair Market Value ..................................................4

    1.16 Fort Davis Collateral ..............................................4

    1.17 GAAP ...............................................................5

    1.18 Guarantor Benefit Plan(s) ..........................................5

    1.19 Guarantor Cash Flow ................................................5

    1.20 Guarantor Document .................................................5

    1.21 Guarantor Security Agreement .......................................5

    1.22 Guarantor Security Document ........................................5

    1.23 Hazardous Substances ...............................................5

    1.24 Hedge Agreement ....................................................5

    1.25 Indebtedness .......................................................6

    1.26 Lender Group .......................................................6

    1.27 Line of Credit Agent ...............................................6

    1.28 Line of Credit Documents ...........................................6

    1.29 Line of Credit Lenders .............................................6

    1.30 Loan Agreements ....................................................6

    1.31 Loan Documents .....................................................6

    1.32 Material Adverse Effect ............................................6

    1.33 Net Fixed Investments ..............................................7

    1.34 Net Income .........................................................7

    1.35 Owner Group ........................................................7

    1.36 Person .............................................................7

    1.37 Projections ........................................................7

    1.38 Quarter ............................................................7

    1.39 Senior Long-Term Debt ..............................................7

    1.40 Term Agent .........................................................7

    1.41 Term Lenders .......................................................7

    1.42 Term Loan Documents ................................................7

    1.43 Total Assets .......................................................8

    1.44 Underlying Borrowers ...............................................8

    1.45 Underlying Construction Loan Borrower ..............................8

    1.46 Underlying Line of Credit Borrower .................................8

    1.47 Underlying Term Loan Borrower ......................................8

    1.48 Village Farms ......................................................8

    1.49 Village Farms Loan Agreement .......................................8

    1.50 Village Farms Revolving Loan .......................................8

    1.51 Village Farms Term Loan ............................................8

2. Guaranty .................................................................8

3. Guaranty of Payment; Waiver of Defenses, Etc .............................9

    3.1 General .............................................................9

    3.2 Waivers .............................................................9

    3.3 Amount of Indebtedness .............................................10

    3.4 Subrogation ........................................................10

    3.5 Subordination of Other Debt ........................................10

    3.6  Liens and Rights of Set-Off .......................................10

4. Recovery of Payment .....................................................11

5. Information Regarding Borrower ..........................................11

6. Security ................................................................11

7. Representations and Warranties ..........................................11

    7.1 Organization, Good Standing, etc ...................................12

    7.2 Corporate Authority, Due Authorization, Consents ...................12

    7.3 Title to Collateral ................................................12

    7.4 Litigation .........................................................12

    7.5 Licenses and Approvals .............................................12

    7.6 No Violations ......................................................13

    7.7 Binding Agreement ..................................................13

    7.8 Compliance with Laws ...............................................13

    7.9 Principal Place of Business ........................................13

    7.10 Material Agreements ...............................................13

    7.11 Financial Statements; No Material Adverse Change ..................14

    7.12 Payment of Taxes ..................................................14

    7.13 Employee Benefit Plans ............................................14

    7.14 Equity Investments; Capitalization of Guarantor, Borrower
         and the Underlying Borrowers ......................................15

    7.15 Real Property .....................................................15

    7.16 No Contingent Liabilities .........................................15

    7.17 Title Insurance ...................................................16

    7.18 Disclosure ........................................................16

8. Affirmative Covenants of Guarantor ......................................16

    8.1 Books and Records ..................................................16

    8.2 Reports and Notices ................................................16

        8.2.1 Annual Financial Statements ..................................16

        8.2.2 Quarterly Financial Statements ...............................17

        8.2.3 Additional Information .......................................17

        8.2.4 Notice of Default ............................................17

        8.2.5 Notice of Litigation .........................................17

        8.2.6 Notice of Material Adverse Effect ............................17

        8.2.7 Notice of Environmental Litigation ...........................17

        8.2.8 Governmental and Other Notices ...............................18

        8.2.9 Adverse Action Regarding Required Licenses ...................18

    8.3 Maintenance of Existence and Qualification .........................18

    8.4 Compliance with Legal Requirements and Agreements ..................18

    8.5 Compliance with Environmental Laws .................................18

    8.6 Taxes ..............................................................18

    8.7 Insurance ..........................................................19

    8.8 Title to Assets and Maintenance ....................................20

    8.9 Payment of Liabilities .............................................20

    8.10 Inspection ........................................................20

    8.11 Further Assurances, Real Property Security Interests ..............20

    8.12 Required Licenses .................................................21

    8.13 Equity to Senior Long-Term Debt ...................................21

    8.14 Excess Cash Flow ..................................................21

    8.15 ERISA .............................................................21

9. Negative Covenants of Guarantor .........................................22

    9.1 Borrowings .........................................................22

    9.2 No Other Businesses ................................................22

    9.3 Liens ..............................................................22

    9.4 Sale of Assets .....................................................23

    9.5 Liabilities of Others ..............................................24

    9.6 Mergers; Acquisitions; Etc .........................................24

    9.7 Loans, Advances and Investments ....................................24

    9.8 Change in Owner Group ..............................................25

    9.9 Payment of Dividends; Distributions ................................25

    9.10 Payments on Indebtedness ..........................................26

    9.11 Transactions With Affiliates ......................................26

    9.12 ERISA .............................................................26

    9.13 Change in Fiscal Year .............................................27

10. Indemnification ........................................................27

    10.1 General; Stamp Taxes; Intangibles Tax .............................27

    10.2 Indemnification Relating to Hazardous Substances ..................28

11. Miscellaneous ..........................................................29

    11.1 Loan Documents ....................................................29

    11.2 Additional Guarantors .............................................29

    11.3 No Waiver by Agents or Lender Group ...............................29

    11.4 Assignment ........................................................29

    11.5 Severability ......................................................29

    11.6 Amendments ........................................................30

    11.7 Service of Process and Consent to Jurisdiction ....................30

    11.8 Jury Waiver .......................................................30

    11.9 Notices ...........................................................30

    11.10 Applicable Law ...................................................32

    11.11 Captions .........................................................32

    11.12 Mutual Release ...................................................32

                                    EXHIBITS


Exhibit 1.6                Compliance Certificate

Exhibit 1.35               Owner Group

Exhibit 1.37               Projections

Exhibit 7.4                Litigation

Exhibit 7.5                Required Licenses and Consents

Exhibit 7.10               Material Agreements

Exhibit 7.14 Equity Investments and Capitalization of Guarantor, Borrower and the Underlying Borrowers

Exhibit 7.15               Interests in Real Property

31

                    GUARANTY OF AGRO POWER DEVELOPMENT, INC.

     This Guaranty ("Guaranty") is made and given as of June 24, 1997, by Agro Power Development, Inc., a New York corporation ("Guarantor"), to the Lender Group (as such term is defined below).

                                 R E C I T A L S

     A. The Construction Lenders (as defined below), the Construction Agent (as defined below) and Village Farms International Finance Association ("Borrower") have entered into a Credit Agreement (Construction Loan Funding) of even date herewith (as amended from time to time, the "Construction Loan Agreement") pursuant to which the Construction Lenders have agreed (i) to loan funds to Borrower ("Construction Loan") under the terms and conditions set forth in the Construction Loan Agreement to be used by Borrower only to make loans to third parties ("Underlying Construction Loans") for the purpose of providing financing for a portion of the costs of the construction (including costs of acquisition of land) by such third parties of facilities for the planting, growing and harvesting of vegetables and/or fruits ("Greenhouse Facilities"), and (ii) to issue letters of credit for the benefit of Underlying Construction Loan
Borrowers (as defined below), up to an aggregate for (i) and (ii) of $30,000,000.

     B. The Term Lenders (as defined below), the Term Agent (as defined below) and Borrower have entered into a Credit Agreement (Term Loan Funding) of even date herewith (as amended from time to time, the "Term Loan Agreement") pursuant to which the Term Lenders have agreed to loan Borrower up to $50,000,000 ("Term Loan") under the terms and conditions set forth in the Term Loan Agreement to be either (i) loaned by Borrower to third parties for the purpose of providing permanent take-out financing for Underlying Construction Loans, or (ii) used by Borrower to fund Borrower's purchase of existing loans made by third parties for the construction or acquisition of Greenhouse Facilities (the foregoing loans made or purchased by Borrower pursuant to (i) and (ii) above shall be collectively referred to herein as the "Underlying Term Loans").

     C. The Line of Credit Lenders (as defined below), the Line of Credit Agent (as defined below) and Borrower have entered into a Credit Agreement (Line of Credit Facility) of even date herewith (as amended from time to time, the "Line of Credit Agreement") pursuant to which the Line of Credit Lenders have agreed to provide Borrower with a line of credit of $10,000,000 ("Line of Credit Loan"), including a sublimit of $5,000,000 for the issuance of letters of credit, under the terms and conditions set forth in the Line of Credit Agreement to (i) fund Borrower's purchase of the LOC Loan (as defined in the Village Farms Loan Agreement) made to Village Farms (as defined below) pursuant to the Village Farms Loan Agreement (as defined below), (ii) fund Borrower's loan to Guarantor to meet Guarantor's working capital needs ("Guarantor Working Capital Loan"),
(iii) fund the extension by Borrower of lines of credit (including provisions for the issuance of letters of credit) (x) to Underlying Term

Loan Borrowers (as defined below) to meet their needs during the planting phase of each year's production cycle and to meet their payment requirements under their Underlying Term Loans for a maximum of 180 days in any three year period, and (y) to members of Borrower to meet their needs during the planting phase of each year's production cycle, and (iv) provide for the issuance of, and fund any draws made under, letters of credit issued by the LC Issuing Bank (as defined in the Line of Credit Agreement) for the account of Borrower to facilitate the purchase and sale by Guarantor and its subsidiaries of vegetables and fruits (the loans made or purchased by Borrower pursuant to (i), (ii), (iii) and (iv) above shall be referred to herein as the "Underlying Line of Credit Loans").

     D. Guarantor (i) is or will become a member of Borrower, (ii) has or will have an approximately 50% equity ownership interest in each Underlying Construction Loan Borrower and each Underlying Term Loan Borrower, and (iii) has or will have at least an approximately 50% equity ownership interest in all Underlying Line of Credit Borrowers (as defined below) other than Guarantor.

     E. Guarantor will benefit from the extensions of credit made by the Construction Lenders, the Term Lenders and the Line of Credit Lenders to
Borrower by virtue of (i) its membership interest in Borrower, (ii) its approximately 50% ownership interest in the Underlying Construction Loan Borrowers and the Underlying Term Loan Borrowers, and (iii) its ownership interest of at least 50% in all Underlying Line of Credit Borrowers other than Guarantor. Guarantor will further benefit from the extensions of credit made by the Line of Credit Lenders to Borrower by virtue of the fact that a portion of the proceeds of the Line of Credit Loan will be used to fund the Guarantor Working Capital Loan.

     F. The Construction Lenders, the Term Lenders and the Line of Credit Lenders are willing to extend such credit to Borrower pursuant to the provisions of the Construction Loan Agreement, Term Loan Agreement and Line of Credit Agreement, respectively, upon the condition, among others, that Guarantor execute this Guaranty.

                               A G R E E M E N T S

     NOW, THEREFORE, for value received, and intending to be legally bound herein, and to induce the Lender Group to extend credit and make advances to Borrower pursuant to the terms of the Loan Agreements (as defined below), Guarantor covenants and agrees with the Lender Group as follows:

     1. Defined Terms. As used in this Guaranty, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     1.1 Affiliate: with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person.

     1.2 Agents: the Construction Agent, the Term Agent and the Line of Credit Agent.

     1.3 Closing Date: that date on which (a) the Construction Lenders and Borrower have executed the Construction Loan Documents, (b) the Term Lenders and Borrower have executed the Term Loan Documents, (c) the Line of Credit Lenders and Borrower have executed the Line of Credit Documents, (d) Guarantor has executed this Guaranty and the Guarantor Security Documents, and (e) the conditions set forth in Section 11.1 of each of the Construction Loan Agreement, the Term Loan Agreement and the Line of Credit Agreement have been met.

     1.4 CoBank: CoBank, ACB.

     1.5 CoBank Equity Interests: those equity interests in CoBank as CoBank may, under the Construction Loan Agreement, the Term Loan Agreement, or the Line of Credit Agreement, require Borrower to purchase from time to time in accordance with CoBank's bylaws and capital plan as applicable to cooperative borrowers generally.

     1.6 Compliance Certificate: a certificate of the chief financial officer of Guarantor acceptable to CoBank and in the form attached as Exhibit 1.6 hereto, setting forth in reasonable detail the data and calculations showing compliance with the financial covenant set forth in Section 8.13 hereof.

     1.7 Construction Agent: CoBank and each successor to CoBank as Agent under the Construction Loan Agreement.

     1.8 Construction Lenders: CoBank and any other entity that purchases, now or in the future, a syndication interest in the Construction Loan.

     1.9 Construction Loan Documents: (a) the Construction Loan Agreement, (b) any and all promissory notes now or hereafter executed by Borrower payable to any Construction Lender in the aggregate maximum principal sum of $30,000,000.00, (c) the Construction Loan Security Agreement of even date herewith by and between Borrower and CoBank, as Agent on behalf of and for the benefit of the Construction Lenders, and (d) any and all mortgages, deeds of trust, other security agreements, financing statements, and other present and
future  agreements,   documents
and/or instruments evidencing, documenting, securing or otherwise relating to the Construction Loan, as all of the foregoing may from time to time be amended, modified, extended, renewed or restated.

     1.10 Current Assets: the current assets of Guarantor determined on a consolidated basis in accordance with GAAP.

     1.11  Environmental   Laws:  the  Comprehensive   Environmental   Response,
Compensation  and  Liability  Act  of  1980  as  amended,  42  U.S.C.  9601-9657
("CERCLA") and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 ("RCRA").

     1.12 Environmental Regulations: as defined in the definition of Hazardous Substances.

     1.13 Equity: all equity of Guarantor, determined in accordance with GAAP, plus Minority Interests of Guarantor (as determined in accordance with GAAP).

     1.14 Excess Cash Flow: all Guarantor Cash Flow less the amount of all tax distributions (or distributions in lieu of tax distributions) permitted to be made by Guarantor under this Guaranty on account of the Guarantor Cash Flow.

     1.15 Fair Market Value: a valuation as determined in a written appraisal from an MAI certified appraiser.

     1.16 Fort Davis Collateral: all of Guarantor's right, title and interest in and to the following contracts and agreements, as amended or otherwise modified from time to time: (a) Commercial Greenhouse Design and Construction Contract dated December 7, 1995, by and between Guarantor and Dalsem Kassenbouw B.V.; (b) Commercial Packing House Design and Construction Contract dated January 8, 1996, by and between Guarantor and NC Sturgeon, Inc.; and (c) Grading and Road Construction Contract dated January 5, 1996 by and between Guarantor and Reece Albert, Inc.

     1.17 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

     1.18 Guarantor Benefit Plan(s): shall have the meaning given to such term in Section 7.13 of this Guaranty.

     1.19 Guarantor Cash Flow: all cash received by Guarantor on account of its equity interests in the Underlying Borrowers and other investments and business activities permitted under this Guaranty.

     1.20  Guarantor  Documents:   this  Guaranty  and  the  Guarantor  Security
Documents.

     1.21 Guarantor Security Agreement: the Guarantor Security Agreement of even date herewith by and between Guarantor and the Agents.

     1.22 Guarantor Security Documents: the Guarantor Security Agreement, the Trademark Collateral Assignment and Security Agreement of even date herewith by and between the Agents and Guarantor, mortgages, deeds of trust, leasehold assignments and consents, financing statements, pledge agreements, assignments, and/or other security documents executed by Guarantor in favor of the Agents to secure Guarantor's performance of its obligations under this Guaranty with a lien on all assets, real and personal, of Guarantor, in form and substance acceptable to the Agents.

     1.23 Hazardous Substances: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto ("Environmental Regulations"), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

     1.24 Hedge Agreement: the secured interest rate hedging agreement of even date herewith executed by and between Borrower and CoBank.

     1.25 Indebtedness: any and all advances, debts, obligations and liabilities of Borrower under or pursuant to the Loan Documents, and any renewals, amendments, extensions or replacements thereof, including without limitation all principal, interest, loan fees, obligations to purchase CoBank Equity Interests, and Funding Losses owed under the Loan Agreements and all expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents, whether now existing or hereafter contracted or incurred, plus interest thereon at the rate determined pursuant to the applicable Loan Agreement.

     1.26 Lender Group: the Construction Lenders, the Term Lenders and the Line of Credit Lenders.

     1.27 Line of Credit Agent: CoBank and each successor to CoBank as Agent under the Line of Credit Agreement.

     1.28 Line of Credit Documents: (a) the Line of Credit Agreement, (b) any and all promissory notes now or hereafter executed by Borrower payable to any Line of Credit Lender in the aggregate maximum principal sum of $10,000,000.00,
(c) the Line of Credit Security Agreement of even date herewith by and between Borrower and CoBank, as Agent on behalf of and for the benefit of the Line of Credit Lenders, and (d) any and all mortgages, deeds of trust, other security agreements, financing statements, and other present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to the Line of Credit Loan, as all of the foregoing may from time to time be amended, modified, extended, renewed or restated.

     1.29 Line of Credit Lenders: CoBank and any other entity that purchases, now or in the future, a syndication interest in the Line of Credit Loan.

     1.30 Loan Agreements: the Construction Loan Agreement, the Term Loan Agreement and the Line of Credit Agreement.

     1.31 Loan Documents: the Construction Loan Documents, the Term Loan Documents and the Line of Credit Documents.

     1.32 Material Adverse Effect: with respect to a Person, (a) a material adverse effect on the financial condition, results of operation, business or property of such Person; (b) a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents and the Guarantor Documents to which it is a party; or (c) a material adverse effect upon the ability of Agents and the Lender Group to enforce their rights and remedies against such Person under the Loan Documents or the Guarantor Documents.

     1.33 Net Fixed Investments: the amount equal to Total Assets less Current Assets.

     1.34  Net  Income:   the  net  income  of   Guarantor   determined   on  an
unconsolidated basis in accordance with GAAP.

     1.35 Owner Group: the owners of Guarantor on the date of this Guaranty as set forth on Exhibit 1.35 hereto. ------------

     1.36 Person: any individual, corporation, limited liability company, association, partnership, trust, organization, government, governmental agency, or other entity.

     1.37 Projections: the projections, pro-forma financial statements and other materials attached hereto as Exhibit 1.37 with respect to projected operations and financial results of operations of Guarantor, Borrower and the Underlying Borrowers.

     1.38 Quarter: the quarters of the calendar year commencing as of January 1, April 1, July 1 and October 1.

     1.39 Senior Long-Term Debt: Long-term debt plus the current portion of long-term debt, determined in accordance with GAAP.

     1.40 Term Agent: CoBank and each successor to CoBank as Agent under the Term Loan Agreement.

     1.41 Term Lenders: CoBank and any other entity that purchases, now or in the future, a syndication interest in the Term Loan.

     1.42  Term  Loan  Documents:  (a) the Term  Loan  Agreement,  (b) the Hedge
Agreement, (c) any and all promissory notes now or hereafter executed by Borrower payable to any Term Lender in the aggregate maximum principal sum of $50,000,000.00, (d) the Term Loan Security Agreement of even date herewith by and between Borrower and CoBank, as Agent on behalf of and for the benefit of the Term Lenders, and (e) any and all mortgages, deeds of trust, other security agreements, financing statements, and other present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to the Term Loan, as all of the foregoing may from time to time be amended, modified, extended, renewed or restated.

     1.43 Total Assets: all assets of Guarantor determined on a consolidated basis in accordance with GAAP.

     1.44 Underlying Borrowers:  (a) the Underlying Construction Loan Borrowers,
(b) the Underlying Term Loan Borrowers, and (c) the Underlying Line of Credit Borrowers.

     1.45 Underlying Construction Loan Borrower: shall have the meaning given to such term in the Construction Loan Agreement.

     1.46 Underlying Line of Credit Borrower: (a) the Underlying LOC Borrowers (as defined in the Line of Credit Agreement), and (b) all subsidiaries of Guarantor with respect to which the LC Issuing Bank issues a letter of credit for the account of Borrower in order to facilitate the purchase and sale by such subsidiaries of vegetables and fruits.

     1.47 Underlying Term Loan Borrower: shall have the meaning given to such term in the Term Loan Agreement.

     1.48 Village Farms: Village Farms of Texas, L.P., a Delaware limited partnership.

     1.49 Village Farms Loan Agreement: the Loan Agreement dated as of February 14, 1996 by and between Village Farms, as borrower, Farm Credit Bank of Texas and Texas Production Credit Association, as lenders, and CoBank, as Administrative Agent.

     1.50 Village Farms Revolving Loan: the LOC Loan, as defined in the Village Farms Loan Agreement.

     1.51 Village Farms Term Loan: the Construction Loan, as defined in the Village Farms Loan Agreement.

     Capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Term Loan Agreement, if defined therein.

     2. Guaranty. Guarantor hereby guarantees absolutely and unconditionally to the Lender Group, and their successors and assigns, and any person or entity acquiring an interest in the Indebtedness of Borrower, and becomes surety for:
(a) the due and punctual payment, in lawful money of the United States, of all Indebtedness of Borrower as and when any of the foregoing shall become due and payable in accordance with the terms thereof at stated maturity, by acceleration, or otherwise; and (b) the full and timely performance of any and all other obligations of Borrower to the Lender Group, whether now existing or hereafter contracted or incurred, arising directly or indirectly out of or with respect to the Loan Documents. Guarantor shall also pay all costs, expenses and attorneys' fees incurred by Agents and the Lender Group in its efforts to collect the Indebtedness, foreclose upon or exercise its rights with respect to any security for the Indebtedness, or to enforce this Guaranty, or to protect the rights of Agents and the Lender Group with respect thereto. The term "Guaranteed Obligations" as used in this Guaranty shall mean such Indebtedness, obligations and liabilities described above in this Article 2.

     3. Guaranty of Payment; Waiver of Defenses, Etc.

     3.1 General. This Guaranty is a guarantee of payment and not of collection, and Guarantor waives any right to require that any action be brought against Borrower or to require that resort be had at any time to any direct or indirect security for the Guaranteed Obligations. Guarantor's obligations hereunder are continuing obligations and are absolute and unconditional irrespective of the genuineness, validity or enforceability of any instrument or instruments now or hereafter evidencing any Guaranteed Obligation or any part thereof (including but not limited to the Loan Documents) or of any other agreement now or hereafter entered into by Agents or the Lender Group, or any of them, and Borrower pursuant to which any Guaranteed Obligation or any part thereof is issued, or of any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Guarantor's obligations hereunder shall continue in full force and effect as long as any Guaranteed Obligation or any part thereof remains outstanding and unpaid or the Lender Group, or any of them, has any obligation to make advances to Borrower pursuant to any of the Loan Agreements.

     3.2 Waivers. With respect to its obligations under this Guaranty, Guarantor waives any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party, dependent upon its character as such. Guarantor hereby waives presentment for payment, notice of nonpayment, demand and protest. Guarantor agrees that its obligations hereunder shall not be affected or impaired in any way by any of the following acts or things (which Agents or the Lender Group may do from time to time without notice to Guarantor): (a) any amendment (including, without limitation, an amendment increasing the interest rate), modification or extension of the Loan Documents, or any waiver of compliance by Borrower with the terms of any of the foregoing; (b) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, modification or other disposition of any Guaranteed Obligation or any collateral therefor; (c) any acceptance or release of collateral for or guarantors of any Guaranteed Obligation; (d) any inability, failure, neglect or omission to obtain, perfect, enforce or realize upon any collateral for any of the Guaranteed Obligations, or to exercise any lien upon or right of appropriation of any moneys, credits or property to the liquidation of any Guaranteed Obligation, or to pursue or obtain any deficiency judgment against Borrower following any foreclosure of any security interest, mortgage or deed of trust granted by Borrower to Agents; or
(e) any application of payments or credits upon the Guaranteed Obligations under the Loan Agreements. Neither Agents nor the Lender Group shall be required, before exercising its rights under this Guaranty, to first resort for the payment of any Guaranteed Obligation to Borrower, or other Persons or entities or any collateral, property, liens or other remedies or rights whatsoever. With respect to its obligations under this Guaranty, Guarantor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to Guarantor against Borrower or any other Person or entity or property unless and until all the Guaranteed Obligations have been indefeasibly paid in full and there is no obligation of the Lender Group, or any of them, to make advances to Borrower under the Loan Agreements. Guarantor hereby waives any rights it may have at equity or in law to require Agents or the Lender Group, or any of them, to apply any rights of marshalling or other equitable doctrines in the circumstances.

     3.3 Amount of Indebtedness. Agents or the Lender Group may, at its or their sole option and without any notice to or consent of Guarantor, allow the Indebtedness of Borrower to exceed the principal amount of all promissory notes executed by Borrower in connection with the Indebtedness without in any way adversely affecting Guarantor's liability hereunder.

     3.4 Subrogation. After all Guaranteed Obligations have been indefeasibly paid in full and there is no obligation of the Lender Group, or any of them, to make advances to Borrower under the Loan Agreements, Guarantor shall have and may exercise rights of subrogation against Borrower.

     3.5 Subordination of Other Debt. Any indebtedness or obligation of Borrower, or any other claim against or liability of Borrower, now or hereafter held by or owed to Guarantor ("Guarantor's Claims") is hereby subordinated by Guarantor to the Indebtedness of Borrower to the Lender Group; and such Guarantor's Claims, if any Agent so requests, shall be collected, enforced and received by Guarantor as trustee for the Lender Group and paid over to Agents for the benefit of the Lender Group on account of the Indebtedness of Borrower to the Lender Group.

     3.6 Liens and Rights of Set-Off. In addition to all liens upon, and right of set-off against, the property of Guarantor existing under applicable law, the Lender Group or any member thereof may, without demand or notice of any kind, and at any time when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, in such order of application as Agents or the Lender Group may elect, any property, balances, credits, deposits, accounts (including escrow accounts) or moneys of Guarantor in the possession or control of any member of the Lender Group for any purpose. Guarantor hereby grants to the Lender Group a right of set-off and security interest in such property and funds in the possession or control of the Lender Group, or any of them. Guarantor further expressly grants to Agents and the Lender Group the right, to be exercised at the discretion of Agents and the Lender Group, to file one or more financing statements under the Uniform Commercial Code naming Guarantor as debtor and the Lender Group and/or Agents as secured party with respect to such property and funds and Guarantor hereby agrees to sign any such statement.

     4. Recovery of Payment. If any payment received by the Lender Group and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower), the Guaranteed Obligations to which such payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such applications, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made.

     5. Information Regarding Borrower. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to pay and perform its Guaranteed Obligations and agrees that neither the Lender Group nor Agents shall have any duty to report to Guarantor any information which the Lender Group or Agents receive about the financial condition of Borrower or any circumstances bearing on the ability of Borrower to perform its Guaranteed Obligations, and Guarantor hereby expressly and unconditionally waives any defense based on the failure of the Lender Group or Agents to report such information.

     6. Security. As security for the payment and performance of Guarantor's obligations under this Guaranty, Guarantor shall grant to Agents (on behalf of the Lender Group) and maintain for Agents (on behalf of the Lender Group), a first lien and security interest in all of its assets and properties, both real and personal, tangible or intangible, whether now owned or held or hereafter acquired (the "Guarantor

Collateral"), except such lien and security interest granted to Agents may be junior to any Lien to the extent permitted by Section 9.3 hereof. Guarantor has executed and delivered to Agents the Guarantor Security Documents as required under this Guaranty to evidence the security interest of Agents in the Guarantor Collateral, and the terms, provisions and conditions of the Guarantor Security Documents are hereby incorporated in this Guaranty and made a part hereof. Guarantor shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as any Agent shall request, in form and substance as such Agent shall specify, to establish, confirm, perfect or provide notice of Agents' security interest in the Guarantor Collateral.

     7. Representations and Warranties. Guarantor represents, covenants and warrants to Agents and the Lender Group that:

     7.1 Organization, Good Standing, etc. Guarantor is duly organized, existing and in good standing under the laws of the State of New York. Guarantor has the power to own its properties and to carry on its business as now being conducted. Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

     7.2 Corporate Authority, Due Authorization, Consents. Guarantor has full power and authority to execute, deliver and perform its obligations under the Guarantor Documents, and the Guarantor Documents have been duly authorized. Guarantor has obtained all consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of this Guaranty and the other Guarantor Documents.

     7.3 Title to Collateral. Guarantor has good and marketable title to all of the Guarantor Collateral, free and clear of all liens, pledges, restrictions and encumbrances except those permitted by Section 9.3 hereof.

     7.4 Litigation. Except as set forth in Exhibit 7.4 attached hereto, there are no pending legal or governmental actions, proceedings or investigations to which Guarantor is a party or to which any property of Guarantor is subject which might result in any Material Adverse Effect on Guarantor and, to the best of Guarantor's knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person.

     7.5 Licenses and Approvals. Guarantor has ownership of, or license to use, or has been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses used or necessary to permit it to own its properties and to conduct its business, in substantially the manner as presently conducted and as contemplated to be conducted (collectively, the foregoing shall be referred to as "Required Licenses"). Exhibit 7.5 lists all Required Licenses presently in existence with respect to Guarantor. Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Guarantor's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Guarantor's rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect on Guarantor. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Guarantor Documents, except such as have been obtained and are in full force and effect and as are described on Exhibit 7.5.

     7.6 No Violations. The execution, delivery and performance by Guarantor of the Guarantor Documents will not: (a) violate any provision of Guarantor's articles of incorporation or bylaws, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Guarantor or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained ("Licensing Laws").

     7.7 Binding Agreement. The Guarantor Documents are, or when executed and delivered, will be, the legal, valid and binding obligation of Guarantor, enforceable in accordance with their terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

     7.8  Compliance  with Laws.  Guarantor  is in  compliance  in all  material
respects  with  all  federal,   state,  and  local  laws,  rules,   regulations,
ordinances, codes and orders, including without limitation all Environmental Laws, all Environmental Regulations, and all Licensing Laws.

     7.9 Principal Place of Business. Guarantor's place of business, or chief executive office if it has more than one place of business, is located at 10 Alvin Court, East Brunswick, NJ 08816.

     7.10 Material Agreements. All agreements, excluding the Guarantor Documents, of Guarantor, the termination or breach of which would have a Material Adverse Effect ("Material Agreements") are listed on Exhibit 7.10 hereto and neither Guarantor nor, to Guarantor's knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default. Guarantor will provide a true, correct and complete copy of each Material Agreement and all amendments thereto to any Agent upon its request.

     7.11 Financial Statements; No Material Adverse Change.

     (a) The audited financial statements as of December 31, 1996 and the company-prepared financial statements as of March 31, 1997 previously furnished to CoBank for Agents and the Lender Group by Guarantor were prepared based upon Guarantor's books and records and fairly present in all material respects the financial condition, assets and liabilities of Guarantor as of the dates covered thereby and the financial results for the periods covered thereby of Guarantor and the results of operations for the periods then ended, in each case in conformity with GAAP.

     (b) To Guarantor's knowledge: (i) the Projections submitted to CoBank for Agents and the Lender Group fairly presented in all material respects the projected operations, financial condition, assets and liabilities of Guarantor, Borrower and any Underlying Borrower covered in the Projections as of the dates covered thereby; (ii) no undisclosed facts existed at the time of submission of the Projections to CoBank which, if taken into account, would have resulted in any material change in any of the Projections; and (iii) the Projections were, at the time of submission, based upon reasonable estimates and assumptions, all of which were fair in light of then-current conditions, prepared on the basis of the assumptions stated therein, and reflected a reasonable estimate of the results of operations and other information projected therein. To Guarantor's knowledge, as of the date hereof: (A) there have been no changes in the estimates and assumptions used in preparing the Projections which, if taken into account, would, in the aggregate, materially adversely affect such Projections, and such estimates and assumptions are fair in light of the current conditions;
(B) no undisclosed facts exist on the date hereof which, if taken into account, would, in the aggregate, materially adversely affect the Projections; and (C) the Projections reflect a reasonable estimate of the results of operations and other information projected therein. Since March 31, 1997, there has been no material adverse change in the financial condition, results of operations, business or prospects of Guarantor, or, to Guarantor's knowledge, Borrower or any Underlying Borrower.

     7.12 Payment of Taxes. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Guarantor has paid when due all other taxes, assessments or impositions levied or assessed against it or its businesses or properties.

     7.13 Employee Benefit Plans. Guarantor does not presently maintain or participate in, and has not in the past maintained or participated in, and is not obligated to contribute to, any of the following (each a "Guarantor Benefit Plan" and collectively "Guarantor Benefit Plans"): (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (b) any

"multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Internal Revenue Code of 1986, as amended from time to time ("Code"); (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code; (h) a "welfare benefit fund" within the meaning of
Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees.

     7.14 Equity Investments; Capitalization of Guarantor, Borrower and the Underlying Borrowers. The authorized and issued capital stock or other equity interests of Guarantor, Borrower and all existing Underlying Borrowers is as set forth on Exhibit 7.14 attached hereto ("Authorized Stock"). All such shares and other equity interests have been duly and validly authorized and issued in accordance, in all material respects, with all applicable federal and state laws, including securities laws, and are fully paid and non-assessable. Except as set forth on Exhibit 7.14, there are no outstanding warrants, options or other rights to purchase or acquire any shares of the capital stock or other equity interests of Guarantor, Borrower or any of the existing Underlying Borrowers nor any outstanding securities convertible into such shares, warrants, options, nor any rights to acquire any such convertible securities. To Guarantor's knowledge, the Authorized Stock is held of record and beneficially by the Persons, and in the amounts, identified on Exhibit 7.14. Neither Guarantor nor Borrower nor any of the Underlying Borrowers owns any equity interest in any entity other than as set forth on Exhibit 7.14. Except for liens granted to Agents in connection with the Construction Loan, the Term Loan, the Line of Credit Loan and/or this Guaranty, Guarantor, Borrower and the Underlying Borrowers own the stock and other equity interests set forth on Exhibit 7.14 as being so owned, in each case free and clear of any lien, encumbrance or restriction on transfer (other than restrictions generally applicable under securities laws).

     7.15 Real Property. Except as shown on Exhibit 7.15, Guarantor does not now own any title or any other interest in real property ("Real Estate Interests"), including without limitation any fee interest, leasehold interest or fixture. Guarantor has good and marketable title to all real property interests of Guarantor listed on Exhibit 7.15 hereto. Guarantor agrees to revise Exhibit 7.15 from time to time in the event Guarantor acquires any additional Real Estate Interests in the future so that such Exhibit remains accurate and complete.

     7.16 No  Contingent  Liabilities.  Except for the  Guaranteed  Obligations,
Guarantor: (a) does not have any direct or contingent liability for any obligation of any Person; and (b) has no obligation to make a loan or advance to any

Person or to own, purchase or acquire any stock, obligations or securities of, or any other interests in, or to make any capital contribution to, any Person.

     7.17 Title Insurance. Guarantor has delivered to Agents: (a) mortgagees' title insurance commitments ("Title Commitments") acceptable to Agents from one or more insurers acceptable to Agents (the "Title Insurers") committing to issue one or more title policies (ALTA Loan Policy Form) (the "Title Policies") insuring the liens in favor of Agents (on behalf of the Lender Group) on each parcel of real property of Guarantor having a Fair Market Value of $25,000.00 or more as a first priority lien on such real property and (i) deleting the standard printed exceptions, (ii) containing only such exceptions to title as are acceptable to Agents, and (iii) containing such other endorsements as Agents may require; and (b) either a Title Commitment or, at Guarantor's option, a written ownership and encumbrance report of current date indicating that there are no prior liens on each parcel of such real property having a Fair Market Value of less than $25,000.00. In addition, in the case of the parcels of real property covered by a Title Commitment which have an estimated fair market value of $25,000.00 or more, Guarantor has caused the Title Insurers to deliver to Agents a written confirmation acceptable to Agents confirming that the Title Insurers are irrevocably committed to issue the Title Policies.

     7.18 Disclosure. The representations and warranties of this Article 7 do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations not misleading.

     8. Affirmative Covenants of Guarantor. From and after the date of this Guaranty and until the Guaranteed Obligations are indefeasibly paid in full and the Lender Group has no obligation to make any advances to Borrower under the Loan Agreements, Guarantor agrees that it will observe and comply with the following covenants:

     8.1 Books and Records. Guarantor shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

     8.2 Reports and Notices. Guarantor shall provide to Agents the following reports, information and notices:

     8.2.1 Annual Financial Statements. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any fiscal year of Guarantor occurring during the term hereof annual financial statements of Guarantor, on a consolidated and consolidating basis, prepared in accordance with GAAP consistently applied which shall: (a) be audited by independent certified public accountants selected by Guarantor which are reasonably acceptable to Agents; (b) be accompanied by a report of such accountants containing an opinion reasonably acceptable to Agents; (c) be accompanied by a Compliance Certificate; (d) be prepared in reasonable detail and in comparative form; and (e) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto.

     8.2.2 Quarterly Financial Statements. As soon as available but in no event more than sixty (60) days after the end of each Quarter in Guarantor's fiscal year the following financial statements, prepared in accordance with GAAP consistently applied: (a) a balance sheet, (b) an income statement, (c) a statement of cash flows, (d) a statement of stockholders' equity, for such Quarter and for the year to date, and (e) such other quarterly statements as Agents may reasonably request, which quarterly statements requested under this clause (e) shall include any and all notes and schedules thereto. Such quarterly financial statements required pursuant to this Subsection 8.2.2 shall be accompanied by a Compliance Certificate.

     8.2.3 Additional Information. With reasonable promptness, such additional financial information or documentation as Agents may reasonably request.

     8.2.4 Notice of Default. As soon as the existence of any default in the observance or performance of any of the covenants in this Article 8 or in
Article 9 hereof becomes known to any officer of Guarantor, Guarantor shall promptly give Agents written notice of such default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

     8.2.5 Notice of Litigation. Guarantor shall promptly notify Agents in writing of all litigation in which Guarantor or Borrower is a party, and which either: (a) involves an amount of $100,000 or more, singly or in the aggregate at any time, or (b) could reasonably be expected to result in a Material Adverse Effect with respect to Borrower or Guarantor.

     8.2.6 Notice of Material Adverse Effect. Promptly after Guarantor obtains knowledge thereof, notice of any matter which has resulted or would result in a Material Adverse Effect on Borrower or Guarantor.

     8.2.7 Notice of Environmental Litigation. Without limiting the provisions of Subsection 8.2.5 of this Guaranty, promptly after Guarantor's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Guarantor to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could have a Material Adverse Effect on Guarantor.

     8.2.8 Governmental and Other Notices. Promptly after Guarantor's receipt thereof, copies of any notices or other communications received from any governmental authority, with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect on Guarantor.

     8.2.9 Adverse Action Regarding Required Licenses. In the event Guarantor learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Guarantor's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, Guarantor shall provide CoBank with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

     8.3 Maintenance of Existence and Qualification. Guarantor shall maintain its corporate existence in good standing under the laws of New York. Guarantor will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties.

     8.4 Compliance with Legal Requirements and Agreements. Guarantor shall comply: (a) in all material respects with all laws, rules, regulations and orders applicable to Guarantor or its business; and (b) with all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound; provided, however, that the failure of Guarantor to comply with this sentence in any instance shall not constitute a breach of this Section unless such failure would have a Material Adverse Effect on Guarantor.

     8.5 Compliance with Environmental  Laws. Without limiting the provisions of
Section 8.4 of this Guaranty, Guarantor shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Guarantor to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect on Guarantor.

     8.6 Taxes. Guarantor shall cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Guarantor shall establish adequate reserves therefor in accordance with GAAP.

     8.7 Insurance. Guarantor shall keep the Guarantor Collateral insured at all times by an insurance carrier or carriers approved by Agents which have an A rating by the current BEST Key Rating Guide (provided that Florists Mutual Group will be deemed an approved insurance carrier so long as its BEST Key Rating does not fall below its rating as of the Closing Date), against all risks covered by a special form policy (and including flood, earthquake and windstorm coverage) in the amount of the full replacement cost of the Guarantor Collateral as well as liability, worker's compensation, business interruption, boiler and machinery and such other insurance as Agents may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Guarantor shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as Agents shall specify, or in the absence of any such specification, as customarily carried by corporations engaged in comparable businesses and comparably situated. Such insurance policies shall contain such reasonable endorsements as Agents shall from time to time require and all liability policies shall name Agents as an additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of Agents. The policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to Agents shall be delivered to and held by Agents. All such insurance policies shall contain a provision requiring at least ten
(10) days' notice to Agents prior to any cancellation for non-payment of premiums and at least forty-five (45) days' notice to Agents of cancellation for any other reason or of modification or non-renewal. Guarantor shall give Agents satisfactory evidence of renewal of all such policies with premiums paid at least thirty (30) days before expiration. Guarantor agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Guarantor Collateral which would wholly or partially invalidate any insurance thereon. Effective upon any default hereunder, all of Guarantor's right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to Agents who shall have the right, but not the obligation, to assign the same to any purchaser of the Guarantor Collateral at any foreclosure sale. Guarantor shall give prompt written notice to the insurance carrier and Agents of any loss. Guarantor hereby authorizes and empowers Agents, at Agents' option and in Agents' sole discretion, to, upon the occurrence of a default hereunder, act as attorney-in-fact for Guarantor to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agents' expenses incurred in the collection of such proceeds, and all insurance policies of Guarantor shall provide that Agents may act as Guarantor's attorney-in-fact for such purposes.

     8.8 Title to Assets and Maintenance. Guarantor shall defend and maintain title to the Guarantor Collateral. Guarantor shall keep its assets, both real and personal, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements so that its business may be properly and advantageously conducted.

     8.9 Payment of Liabilities. Guarantor shall pay all liabilities (including, without limitation, (a) any indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of such obligations or liabilities owed to the Lender Group) they are contested in good faith by appropriate actions or legal proceedings, such contesting will not result in a Material Adverse Effect with respect to Guarantor, and Guarantor establishes adequate reserves therefor in accordance with GAAP.

     8.10 Inspection. Guarantor shall permit Agents, the Lender Group or their agents, during normal business hours or at such other times as the parties may agree, to examine Guarantor's properties, books, and records, and to discuss Guarantor's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

     8.11 Further Assurances, Real Property Security Interests. Guarantor shall, as may be required from time to time by Agents, provide such documents as may be necessary or desirable in the judgment of Agents to confirm Agents' security interest in the Guarantor Collateral. Promptly after the purchase or other acquisition of any fee interest in real estate having a cost or Fair Market Value of $25,000.00 or more, Guarantor shall provide Agents with written notice of such acquisition and shall grant to Agents a first deed of trust or mortgage on such real estate (subject to liens permitted by Section 9.3 hereof and to the Intercreditor Agreement), such deed of trust or mortgage to be in form and substance as specified by Agents. In connection with the delivery of any mortgage or deed of trust, Guarantor shall, where required under the guidelines set forth in Section 7.17 of this Guaranty, deliver to Agents, at Guarantor's sole cost, a mortgagee's title policy, in form and substance satisfactory to Agents, and in such amount as Agents shall specify but in no event greater than the value of the real estate. In connection with entering into, as lessee, any lease of an interest in real property which lease calls for a rental payment equal to or in excess of $25,000.00 per annum, Guarantor shall deliver to Agents a collateral assignment of Guarantor's rights under such lease and a consent of the lessor under such lease to such collateral assignment, each in form and substance satisfactory to Agents together with such estoppels of lessor as Agents shall specify.

     8.12 Required Licenses . Guarantor shall duly and lawfully obtain and maintain in full force and effect all Required Licenses.

     8.13 Equity to Senior Long-Term Debt. Guarantor shall maintain on a Quarterly basis, a ratio of Equity to Senior Long-Term Debt, calculated on a consolidated basis, of not less than 25%.

     8.14 Excess Cash Flow. Upon the occurrence of an Event of Default (as such term is defined in each of the Loan Agreements) under any Loan Agreement, Guarantor shall pay, or shall cause the payors thereof to pay, the Excess Cash Flow directly to each of the Construction Agent, the Term Agent and the Line of Credit Agent pro rata on the basis of the amount of principal and interest outstanding under the Construction Loan, the Term Loan and the Line of Credit Loan, respectively.

     8.15 ERISA. In the event Guarantor adopts , maintains, or becomes obligated to make payments under, any Guarantor Benefit Plan in the future (which Guarantor may not do without the prior written consent of the Agents), Guarantor shall: (a) cause each such Guarantor Benefit Plan to comply in all material respects with the Code and ERISA, including but not limited to preparing and delivering each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (b) cause any Guarantor Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements including, but not limited to obtaining a favorable determination letter with respect to each such Guarantor Benefit Plan; and (c) prepare and deliver and administer each Guarantor Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses (a), (b) or (c) would not have a Material Adverse Effect on Guarantor. Guarantor shall take any actions necessary to terminate its status as a participating employer in any employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored by an other entity. Within ten (10) Business Days after receiving such notice, Guarantor shall furnish to Agents and the Lender Group any notice received by Guarantor relating to an assertion of withdrawal liability imposed by any Multiemployer Plan upon Guarantor or Guarantor's controlled group prior to the Closing Date, or relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Guarantor Benefit Plan that could reasonably be expected to have a Material Adverse Effect on Guarantor.

     9. Negative Covenants of Guarantor. From and after the date of this Guaranty and until the Guaranteed Obligations are indefeasibly paid in full and the Lender Group does not have any obligation to make any advances to Borrower under the Loan Agreements, Guarantor agrees that it will observe and comply with the following covenants for the benefit of the Lender Group:

     9.1 Borrowings. Guarantor shall not create, incur, assume or permit to exist: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any contingent liabilities, such as guarantees; or (c) any obligations under leases which have or should have been characterized as capital leases, as determined in accordance with GAAP, except for: (i) indebtedness owing to Borrower under the documents evidencing the Guarantor Working Capital Loan, (ii) indebtedness which does not exceed in the aggregate the principal amount of $500,000.00 as to which the scheduled principal and interest payments do not exceed $100,000.000 in any twelve month period, (iii) leases of equipment used in the ordinary course of Guarantor's business, provided that the greater of the book or fair market value of the assets leased does not exceed $250,000 in the aggregate and the annual scheduled lease payments do not exceed $75,000 in the aggregate, (iv) contingent liabilities to the Lender Group arising out of this Guaranty; and (v) the indebtedness owed to Cogentrix Delaware Holdings, Inc. ("Cogentrix") pursuant to the loan, in the original principal amount of $1,375,000, made by Cogentrix to Guarantor pursuant to the Promissory Note and Security Agreement dated March 10, 1997 executed by Guarantor, Village Farms of Delaware, L.L.C and Village Farms, L.L.C. for the benefit of Cogentrix ("Pocono Loan").

     9.2 No Other Businesses. Guarantor shall not transact or engage in any business other than: (a) the acquisition, construction, development, and marketing of Greenhouse Facilities and their vegetable and/or fruit products, and (b) agricultural biotech business activities related to vegetable and/or fruit production and preservation.

     9.3 Liens. Guarantor will not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of the Guarantor Collateral, except:

     (a) the security interests, mortgages, pledges, liens, or other charges or encumbrances resulting from the Guarantor Security Documents and the documents granting and perfecting the security interest in favor of Borrower in Guarantor's accounts and inventory as security for the Guarantor Working Capital Loan;

     (b) liens for taxes or other governmental charges which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for such taxes or other governmental charges;

     (c) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

     (d) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings;

     (e) easements, rights-of-way, zoning restrictions and other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Guarantor;

     (f) liens securing purchase money indebtedness; provided, that: (i) such property acquired is used in the ordinary course of Guarantor's business, (ii) such security interests shall attach only to the property so purchased, and
(iii) the amount of the purchase money financing so secured does not exceed the amount permitted under Section 9.1;

     (g) the liens and security interests granted to CoBank, as Administrative Agent on behalf of and for the benefit of Farm Credit Bank of Texas and Texas Production Credit Association in the Fort Davis Collateral as security for the obligations of Village Farms to Farm Credit Bank of Texas and Texas Production Credit Association under the Village Farms Loan Agreement;

     (h) the liens and security interests granted to Cogentrix in all cash distributions or other payments received, directly or indirectly, by Guarantor from Pocono Village Farms, L.P., a Delaware limited partnership and all proceeds thereof, as security for the Pocono Loan.

     9.4 Sale of Assets. Guarantor will not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Guarantor Collateral, except that: (a) Guarantor may dispose of equipment which is obsolete or no longer used or useful by Guarantor in its business so long as (i) no Event of Default has occurred and is continuing, (ii) the transfer is made in an arms length transaction, and (iii) such sales do not involve equipment having an aggregate book value or fair market value, whichever is greater, in excess of $200,000.00 for all such equipment disposed of in any transaction and $500,000.00 for all such equipment disposed of in any calendar year; and (b) Guarantor may dispose of worn-out equipment so long as (i) if an Event of Default has occurred and is continuing, any proceeds are paid to the Lender Group, on a pro rata basis, and (ii) such sales do not involve equipment having an aggregate fair market value in excess of $100,000.00 for all such equipment disposed of in any calendar year.

     9.5 Liabilities of Others. Guarantor shall not assume, guaranty, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person other than pursuant to this Guaranty.

     9.6 Mergers; Acquisitions; Etc. Guarantor shall not:

     (a) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, except that, where the post-transaction pro-forma submitted by Guarantor to Agents and the Lender Group
(i) uses reasonable assumptions satisfactory to Agents, (ii) demonstrates that gross revenues less cash expenses is no less than the amount of gross revenues less cash expenses immediately prior to the consummation of the merger, consolidation or acquisition, as applicable, (iii) demonstrates that the ratio of Equity to Net Fixed Investments is no less than such ratio immediately prior to the consummation of the merger, consolidation or acquisition, and (iv) the consummation of the merger, consolidation or acquisition, as applicable, will not result in the breach by Guarantor of any covenant under this Guaranty or the other Guarantor Documents, then Guarantor may consummate such merger, consolidation or acquisition upon the prior written consent of Agents which consent shall not be unreasonably withheld;

     (b) form or create any new subsidiary or Affiliate without the prior written consent of Agents, which consent shall not be unreasonably withheld; provided, however, that, prior to making the initial capital or equity contribution by Guarantor to any such subsidiary or Affiliate, Guarantor must obtain the written consent of the Agents, which consent shall be given in the sole discretion of the Agents, and the ability of Guarantor to make capital or equity contributions after the initial such contribution shall be governed by
Section 9.7 hereof; or

     (c) commence operations under any other name, organization, or entity, including any joint venture.

     9.7 Loans, Advances and Investments. Guarantor will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Guarantor may own, purchase, extend or acquire (as applicable):

     (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

     (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

     (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

     (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

     (e) investments in Village Farms; and

     (f) upon the prior written consent of Agents, investments in Underlying Borrowers, potential Underlying Borrowers or the subsidiaries and Affiliates formed pursuant to Section 9.6(b).

     9.8 Change in Owner Group. Guarantor shall not permit or suffer to exist a change in the Owner Group which results in the Owner Group owning less than fifty percent (50%) of Guarantor.

     9.9 Payment of Dividends; Distributions. Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided that, for so long as Guarantor is not a taxable entity under the Internal Revenue Code, Guarantor may pay cash dividends to its shareholders, after the end of each fiscal year of Guarantor based on the ratio of Equity to Net Fixed Investments for the fiscal year of Guarantor most recently completed, in the following amounts:

     (a) with respect to any fiscal year of Guarantor in which the ratio of Equity to Net Fixed Investments, calculated on a consolidated basis, equals or exceeds fifty percent (50%), one hundred percent (100%) of Net Income;

     (b) with respect to any fiscal year of Guarantor in which the ratio of Equity to Net Fixed Investments, calculated on a consolidated basis, equals or exceeds forty percent (40%) but is less than fifty percent (50%), sixty-five percent (65%) of Net Income;

     (c) with respect to any fiscal year of Guarantor in which the ratio of Equity to Net Fixed Investments, calculated on a consolidated basis, equals or exceeds thirty percent (30%) but is less than forty percent (40%), fifty-five percent (55%) of Net Income; and

     (d) with respect to any fiscal year of Guarantor in which the ratio of Equity to Net Fixed Investments, calculated on a consolidated basis, is less than thirty percent (30%), forty-five percent (45%) of Net Income.

     9.10 Payments on Indebtedness. Guarantor shall not make any principal payment on any indebtedness except indebtedness owing to Borrower under the Guarantor Working Capital Loan and indebtedness owing to the Lender Group under the Guarantor Documents and, so long as no Event of Default or Potential Default under any Loan Agreement shall exist, indebtedness permitted by Section 9.1 of this Guaranty.

     9.11 Transactions With Affiliates. Guarantor shall not purchase, acquire, or sell any equipment, other personal property, real property or services from or to any Affiliate, except in the ordinary course of Guarantor's business and upon fair and reasonable terms no less favorable than would be obtained by Guarantor in a comparable arm's-length transaction with an unrelated Person.

     9.12 ERISA. Guarantor shall not: (a) adopt, maintain or become obligated to contribute to any Guarantor Benefit Plan without the prior written consent of the Agents; (b) engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (c) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in Section 4043 of ERISA for any Guarantor Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code (each a "Guarantor Pension Plan"); (d) fail to make full payment when due of all amounts which, under the provisions of any Guarantor Benefit Plan, Guarantor is required to pay as contributions thereto; (e) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Guarantor Pension Plan; (f) fail to make any payments to any "multiemployer plan" that Guarantor may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (g) terminate any Guarantor Pension Plan in a manner which could result in the imposition of a lien on any property of Guarantor pursuant to Section 4068 of ERISA. Guarantor shall not terminate any Guarantor Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Guarantor's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Guaranty unless such failure has a Material Adverse Effect on Guarantor.

     9.13 Change in Fiscal Year. Guarantor shall not change its fiscal year from a year ending on December 31.

     10. Indemnification.

     10.1 General; Stamp Taxes; Intangibles Tax. Guarantor agrees to indemnify and hold Agents, the Lender Group and their directors, officers, employees, agents, professional advisers and representatives ("Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which they or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of Borrower or Guarantor in this Guaranty or the other Guarantor Documents or Loan Documents; (b) the material failure of Borrower or Guarantor to perform or comply with any covenant or obligation of Borrower or Guarantor under this Guaranty or the other Guarantor Documents or Loan Documents; or (c) the exercise by Agents or the Lender Group of any right or remedy set forth in this Guaranty or the other Guarantor Documents or the Loan Documents, provided that Guarantor shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Guarantor agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Agents or the Lender Group or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Guarantor or Borrower of any stamp tax, intangibles tax, or similar tax, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Guarantor shall have the right to assume the defense of any claim as would give rise to Guarantor's indemnification obligation under this Section with counsel of Guarantor's choosing so long as such defense is being diligently and properly conducted and Guarantor shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Guarantor available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, the Indemnified Party shall have no further right to reimbursement of attorneys' fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Guaranty.

     10.2 Indemnification Relating to Hazardous Substances. Guarantor shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Guarantor, except in accordance with all Environmental Regulations; Guarantor shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Guarantor, except in accordance with all Environmental Regulations; and Guarantor shall comply with all Environmental Regulations which are applicable to such property. If an Agent reasonably believes that an Environmental Regulation has been violated by Guarantor's activities upon property owned or held by Guarantor, and if such Agent so requests, Guarantor shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Guarantor's sole cost and expense, by an engineer or other environmental expert acceptable to Agents. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Regulation has been violated, such Agent shall reimburse Guarantor for the costs and expenses of such engineer or other environmental expert in completing such audit or report. Guarantor shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Guarantor and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of Agents, or the Lender Group, or any of them, in the property created by any documents securing the Guaranteed Obligations or as the result of Agents or the Lender Group, or any of them, exercising any of their rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of Agents or the Lender Group, or any of them, or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by Agents or the Lender Group, or any of them, or anyone claiming by, through or under Agents or the Lender Group, or any of them, or Guarantor by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Guarantor Security Documents. The indemnification and covenants of this Section shall survive the termination of this Guaranty and other covenants.


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

     11. Miscellaneous.

     11.1  Loan  Documents.   Guarantor  has  received  and  reviewed  the  Loan
Agreements and the other Loan Documents and acknowledges, agrees, and consents to the terms and conditions set forth therein.

     11.2 Additional Guarantors. This Guaranty shall be binding on Guarantor whether or not any other guarantors execute any guarantees of the Indebtedness.

     11.3 No Waiver by Agents or Lender Group. No delay or failure by Agents or the Lender Group to exercise any right or remedy against Borrower or Guarantor will be construed as a waiver of that right or remedy. All remedies of Agents and the Lender Group against Borrower and Guarantor are cumulative.

     11.4 Assignment. Guarantor may not assign this Guaranty without the written consent of Agents. Subject to the foregoing, the provisions of this Guaranty shall be binding upon Guarantor, its successors and assigns. Agents and the Lender Group may, without notice to or consent from Guarantor, assign all or any part of the Indebtedness or any security therefor. In the event of such assignment, each and every immediate and successive assignee, transferee or holder of all or any part of the Indebtedness shall have the right to enforce this Guaranty, by legal action or otherwise, for its benefit, as fully as if such assignee, transferee or holder were named herein and specifically given such rights and power. Notwithstanding such sale, assignment, or transfer, Agents and the Lender Group shall have an unimpaired right to enforce this Guaranty for their own benefit as to any portion of the Indebtedness not sold, transferred or assigned, or which the Lender Group may have reacquired after such sale, transfer or assignment.

     11.5 Severability. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision of this Guaranty. In the case of such invalidity or unenforceability, this Guaranty shall be construed as if the invalid or unenforceable provisions had not been included herein.

     11.6 Amendments. This Guaranty may not be amended without the written consent of Agents and Guarantor. Guarantor agrees that it shall reimburse Agents and the Lender Group for all fees and expenses incurred in retaining outside legal counsel in connection with any amendment or modification to this Guaranty requested by the Guarantor.

     11.7  Service of Process  and  Consent to  Jurisdiction.  Guarantor  hereby agrees that any litigation with respect to this Guaranty or to enforce any judgment obtained against Guarantor for breach of this Guaranty or the other Guarantor Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as Agents may elect; and, by execution and delivery of this Guaranty, Guarantor irrevocably submits to such jurisdiction. With respect to litigation concerning this Guaranty or the other Guarantor Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Guarantor hereby irrevocably appoints The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Guarantor to receive for and on behalf of Guarantor, service of process, which service may be made by mailing a copy of any summons or other legal process to Guarantor in care of such agent. Guarantor agrees that Guarantor shall maintain a duly appointed agent for service of summons and other legal process as long as Guarantor remains obligated under this Guaranty and shall keep Agents and the Lender Group advised in writing of the identity and location of such agent. The receipt by such agent and/or by Guarantor of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Guarantor for all purposes of such litigation.

     11.8 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN AGENTS, THE LENDER GROUP AND GUARANTOR THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.

     11.9 Notices. All notices, requests and demands required or permitted under the terms of this Guaranty to be given by Agents or the Lender Group to Guarantor and given by Guarantor to Agents or the Lender Group and all notices relating to this Guaranty shall be in writing, and, if intended for one or more members of the Lender Group, shall be given to the respective Agent or Agents, and shall be deemed to have been given or made: (a) if delivered personally, immediately upon delivery; (b) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; (c) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (d) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing. All notices shall be addressed as follows unless either the Lender Group or Guarantor has given written notice designating a different address in accordance with the procedures set forth in this Section 11.9:

If to the Construction Agent:

                           CoBank, ACB
                           245 North Waco Street
                           Wichita, Kansas 67202
                           Attention:
                           FAX: (316) 290-2006
                           Attention:  Mr. Greg Somerhalder

If to the Term Agent:

                           CoBank, ACB
                           245 North Waco Street
                           Wichita, Kansas 67202
                           Attention:
                           FAX: (316) 290-2006
                           Attention:  Mr. Greg Somerhalder

If to the Line of Credit Agent:

                           CoBank, ACB
                           245 North Waco Street
                           Wichita, Kansas 67202
                           FAX: (316) 290-2006
                           Attention:  Mr. Greg Somerhalder

If to Guarantor:

                           Agro Power Development, Inc.
                           10 Alvin Court
                           East Brunswick, New Jersey 08816
                           FAX:     (908) 254-1710
                           Attention:  Treasurer

with a copy to:

                           Agro Power Development, Inc.
                           1811 Sardis Road, Suite 207
                           Charlotte, NC 28270
                           FAX: (908) 254-1710
                           Attention:  Chief Financial Officer

     11.10 Applicable Law. To the extent not governed by federal law, this Guaranty shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

     11.11 Captions. The captions or headings in this Guaranty and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Guaranty.

     11.12 Mutual Release. Upon full indefeasible payment and satisfaction of the Guaranteed Obligations and the other obligations contained in this Guaranty,

Guarantor, Agents and the Lender Group shall, except as provided in Article 10 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Guaranteed Obligations.

     Guarantor has executed this Guaranty as of the day and year first above written.


                                   GUARANTOR:

                                   AGRO POWER DEVELOPMENT, INC.


                                   By:
                                       --------------------------------------
                                   Name:
                                         ------------------------------------
                                   Title:
                                          -----------------------------------



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